UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2016

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01    Regulation FD Disclosure

On February 8, 2016, StanCorp Financial Group, Inc. (“StanCorp”) informed the New York Stock Exchange (the “NYSE”) that StanCorp and Meiji Yasuda Life Insurance Company (“Meiji Yasuda”) have received all regulatory approvals for Meiji Yasuda’s previously announced acquisition of StanCorp (the “Merger”), and that the closing of the Merger is anticipated to occur on March 7, 2016, subject to the satisfaction of all necessary conditions to closing. StanCorp also informed the NYSE of StanCorp’s intent to notify the NYSE after the effective time of the Merger that the Merger had been completed and to request that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report the delisting of StanCorp’s common stock (the “Shares”), from the NYSE and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). StanCorp intends to file a Form 15 with the SEC to terminate or suspend its reporting obligations under Section 13(a) and 15(d) of the Exchange Act with respect to the Shares at the time such filing is permitted under SEC rules.

Section 8 – Other Events

Item 8.01    Other Events

On February 8, 2016, StanCorp issued a press release announcing that it had received all necessary approvals for the Merger. A copy of that press release is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

99.1	StanCorp Financial Group, Inc. press release dated February 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: February 8, 2016

/s/ Floyd F. Chadee
Floyd F. Chadee
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

* 99.1	StanCorp Financial Group, Inc. press release dated February 8, 2016

*	Furnished herewith